UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 3, 2021

UNDER ARMOUR, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1020 Hull Street, Baltimore, Maryland	21230
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (410) 454-6428

Securities registered pursuant to Section 12(b) of the Act:

Class A Common Stock	UAA	New York Stock Exchange
Class C Common Stock	UA	New York Stock Exchange
(Title of each class)	(Trading Symbols)	(Name of each exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 3, 2021, Under Armour, Inc. (the “Company”) entered into Amendment No. 3 (the “Third Amendment”) to the Amended and Restated Credit Agreement, dated as of March 8, 2019, by and among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders and arrangers party thereto (the “Initial Credit Agreement”), as amended by Amendment No. 1, dated as of May 12, 2020 (the “First Amendment”) and Amendment No. 2, dated as of May 17, 2021 (the “Second Amendment”). The Initial Credit Agreement as amended by the First Amendment and the Second Amendment is referred to herein as the “Existing Credit Agreement,” and the Existing Credit Agreement as amended by the Third Amendment is referred to herein as the “Amended Credit Agreement.”

The Amended Credit Agreement provides for a revolving credit facility commitment of $1,100.0 million, consistent with the Existing Credit Agreement. The material changes effected to the terms of the Existing Credit Agreement by the Third Amendment include the following: (i) the extension of the maturity date from March 8, 2024, to December 3, 2026; (ii) an updated pricing grid generally decreasing the applicable margins for borrowings and undrawn commitment fees; (iii) fall away of collateral and guarantee requirements following an investment-grade rating from two rating agencies; (iv) implementation of SOFR as the replacement of LIBOR as a benchmark interest rate for U.S. dollar borrowings (and analogous benchmark rate replacements for borrowings in Yen, Canadian Dollars, Pound Sterling and Euro); and (v) amending certain affirmative and negative covenants and related definitions.

The Third Amendment decreases the interest rate margins provided for in the Existing Credit Agreement and provides that borrowings under the Amended Credit Agreement will bear interest at a rate per annum equal to, at the Company’s option, either: (a) an alternate base rate (for borrowings in U.S. dollars), (b) a term rate (for borrowings in U.S. dollars, Euros, Japanese Yen or Canadian Dollars) or (c) a “risk free” rate (for borrowings in U.S. dollars or Pounds Sterling), plus in each case an applicable margin. The applicable margin for loans will be adjusted by reference to a pricing grid based on a leverage ratio of consolidated total indebtedness to consolidated EBITDA and ranges between 1.00 - 1.75% (or, in the case of alternate base rate loans, 0.00% - 0.75%). The Third Amendment also decreases the commitment fees payable by the Company on the average daily unused amount of the revolving credit facility to between 0.15% and 0.25%.

The Amended Credit Agreement continues to be primarily secured by a first-priority security interest in substantially all of the assets of the Company and its subsidiary guarantors (excluding real property, capital stock in and debt of subsidiaries of the Company holding certain real property and other customary exceptions); however, the Amended Credit Agreement provides for the permanent fall away of guarantees and collateral upon the Company’s achievement of investment grade rating from two rating agencies.

Consistent with the Existing Credit Agreement, the Amended Credit Agreement:

•

contains negative covenants that, subject to significant exceptions, limit the ability of the Company and its subsidiaries to, among other things, incur additional indebtedness, make restricted payments, sell assets, pledge their assets as security, make investments, loans, advances, guarantees and acquisitions, undergo fundamental changes and enter into transactions with affiliates;

•

requires the Company to maintain a ratio of (i) consolidated EBITDA to consolidated interest expense of not less than 3.50 to 1.0 and (ii) consolidated total indebtedness to consolidated EBITDA of not greater than 3.25 to 1.0, as described in more detail in the Amended Credit Agreement; and

•

includes events of default that are customary for a facility of this nature, including (subject in certain cases to grace periods and thresholds) nonpayment of principal, nonpayment of interest, fees or other amounts, material inaccuracy of representations and warranties, violation of covenants, cross-default to other material indebtedness, bankruptcy or insolvency events, material judgment defaults and a change of control as specified in the Credit Agreement. If an event of default occurs, the commitments of the lenders to lend under the Credit Agreement may be terminated and the maturity of the amounts owed may be accelerated.

The foregoing does not constitute a complete summary of the terms of the Third Amendment or the Amended Credit Agreement, and reference is made to the complete text of the Third Amendment (which includes the full text of the Amended Credit Agreement), which is filed as Exhibit 10.01 and incorporated by reference herein.

In the ordinary course of their business, the financial institutions party to the Amended Credit Agreement and certain of their affiliates have in the past and/or may in the future engage in investment and commercial banking or other transactions of a financial nature with the Company or its affiliates, including the provision of certain advisory services and the making of loans to the Company and its affiliates in the ordinary course of their business for which they will receive customary fees or expenses.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference to this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.01	Amendment No. 3, dated December 3, 2021, to the Amended and Restated Credit Agreement, dated March 8, 2019, by and among Under Armour, Inc., as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders and arrangers party thereto.

Exhibit 101	XBRL Instance Document - The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: December 8, 2021	By:	/s/ David E. Bergman
		Name:	David E. Bergman
		Title:	Chief Financial Officer